Exhibit 10.2

Execution Version

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of November 8, 2015, is by and among the parties set forth on Annex A hereto (collectively, the “Noteholders” and each individually a “Noteholder”), and RCS Capital Corporation, a Delaware corporation (the “Company”).

WHEREAS, the parties desire to enter into this Agreement in respect of the purchase and issuance of the Luxor Notes (as defined below) as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

NOTE PURCHASE

1.1.          Purchase.

(a) On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company shall sell to each Noteholder, and each Noteholder shall purchase from the Company, a senior unsecured promissory note, in the form attached hereto as Exhibit A (collectively, the “Luxor Notes”), in the principal amount set forth opposite the name of such Noteholder on Annex A hereto (which, in the aggregate, total $15,000,000 in principal amount).

(b) Subject to the satisfaction or waiver of the conditions set forth in Article II, at the closing of the issuance and purchase of the Luxor Notes (the “Closing” and the date on which the Closing actually occurs is the “Closing Date”), which shall take place on the day on which the conditions set forth in Article II are first satisfied or, to the extent permitted, waived (other than any condition which by its nature is to be satisfied at the Closing, but subject to satisfaction or waiver of all such conditions):

(i)          The Company shall issue to the Noteholders the Luxor Notes; and

(ii)         The Noteholders shall pay to the Company by wire transfer of immediately available funds to the account of the Company designated by the Company in writing the amounts set forth on Annex A hereto (which, in the aggregate, total $15,000,000).

ARTICLE II

CLOSING CONDITIONS

2.1.          Mutual Conditions.

(a) The respective obligations of the Company and the Noteholders to consummate the Closing are subject to the satisfaction (or waiver in writing by the parties hereto), as of the Closing, of the following condition:

(i)          There shall be no (A) injunction, restraining order or decree of any nature of any governmental authority of competent jurisdiction in effect that restrains or prohibits the consummation of the transactions contemplated hereby or (B) pending action, suit or proceeding brought by any governmental authority which seeks to restrain the consummation of the transactions contemplated hereby.

2.2           Noteholders Conditions.

(a) The obligations of the Noteholders to consummate the Closing are subject to the satisfaction (or waiver in writing by the Noteholders) as of the Closing of each of the following conditions:

(i)          The representations and warranties of the Company set forth in Article IV shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date.

(ii)         RCAP shall have purchased the RCAP Note and delivered the Proxy (as defined in the RCAP NPA) to the Company in accordance with the RCAP NPA concurrently with the Closing (each undefined term as defined in Section 4.1 below).

(iii)        The Company shall have delivered to the Noteholders Apollo Principal Holdings I, L.P.’s consent relating to the transactions contemplated hereby.

(vi)        The Company shall have delivered to Luxor executed amendments to the First Lien Credit Agreement and Second Lien Credit Agreements, each dated as of April 29, 2014, as amended (together, the “Credit Agreements”), attached hereto as Exhibit B.

2.2           Company Conditions.

(a) The obligations of the Company to consummate the Closing are subject to the satisfaction (or waiver in writing by the Company) as of the Closing of each of the following condition:

(i)          The representations and warranties of the Noteholders set forth in Article III shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS

Each Noteholder represents and warrants to the Company as follows:

3.1.          Organization; Authorization; Binding Agreement. Such Noteholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and the consummation of the transactions contemplated hereby are within such Noteholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Noteholder. Such Noteholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Noteholder, and constitutes a legal, valid and binding obligation of such Noteholder enforceable against such Noteholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in an action in equity or at law).

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3.2.          Non-Contravention. The execution and delivery of this Agreement by such Noteholder does not, and the performance by such Noteholder of its obligations hereunder and the consummation by such Noteholder of the transactions contemplated hereby will not (i) violate any law applicable to such Noteholder, (ii) require any consent, approval, order, authorization or other action by, or filing with or notice to, any person (including any governmental entity) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under any contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on such Noteholder or any applicable law, or (iii) violate any provision of such Noteholder’s organizational documents, in each case, except as would not reasonably be expected to adversely affect the ability of such Noteholder to perform its obligations under this Agreement in any material respect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Noteholders as follows:

4.1           Side Agreements. Except for (i) the Note Purchase and Class B Share Agreement, dated as of the date hereof (the “RCAP NPA”), between RCAP Holdings, LLC (“RCAP”) and the Company, (ii) the documents referred to therein, including the note, in the form attached to the RCAP NPA, to be issued thereunder at the Closing (the “RCAP Note”), and (iii) other agreements and documents provided to the Noteholders, true correct and complete copies of which have been made available to the Noteholders, there are no agreements, side letters or arrangements between the Company, on the one hand, and RCAP, on the other hand, with respect to the subject matter of the RCAP NPA (the “RCAP Transaction”).

ARTICLE V
TERMINATION

5.1           Termination. The obligation to consummate the Closing may be terminated and the Closing abandoned at any time prior to the Closing:

(a) By mutual written consent of Luxor Capital Partners LP and the Company; or

(b) By Luxor Capital Partners LP or the Company upon written notice given to the other party in the event that the Closing shall not have taken place on or prior to December 31, 2015; provided that no party shall have the right to terminate this Agreement pursuant to this Section 5.1(b) if such party has breached any covenant or agreement hereunder and such breach has resulted in the failure of the Closing to occur on or prior to December 31, 2015.

5.2           Effect of Termination. In the event of the termination of this Agreement as provided in Section 5.1, this Agreement shall become void and of no further force and effect, and there shall be no duties, liabilities or obligations of any kind or nature whatsoever on the part of any party hereto to the other parties based either upon this Agreement or the transactions contemplated hereby, provided that no such termination (nor any provision of this Agreement) shall relieve any party from liability for any damages for fraud or any willful and material breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1.          Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing:

If to the Company:

RCS Capital Corporation
405 Park Ave, 14th floor

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New York, NY 10022
Attention: General Counsel
Facsimile: 646-861-7743
E-mail: JTanaka@rcscapital.com

With copy (which shall not constitute notice) to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attn: Martin Nussbaum
Telephone: 212-698-3596
Facsimile: 212-698-0496
E-mail: Martin.Nussbaum@dechert.com

If to the Noteholders:

Luxor Capital Partners, LP

1114 Avenue of the Americas, 29th Floor

New York, NY 10036

Attention: Norris Nissim

Facsimile: (212) 763-8001
E-mail: legal@luxorcap.com

With copies (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Gregory Horowitz

Facsimile: (212) 715-8000

Email: ghorowitz@kramerlevin.com

Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business say) and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

6.2.          Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Luxor Capital Partners, LP or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.3.          Binding Effect; Benefit; Assignment. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party or parties. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

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6.4.          Governing law; Waiver of Jury Trial.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

(b)          EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

6.5.          Counterparts; Delivery by Facsimile or Email. This Agreement may be executed by facsimile and in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement, and any amendments hereto, waivers hereof or consents or notifications hereunder, to the extent signed and delivered by means of a facsimile machine or by email with facsimile, scan PDF or equivalent attachment, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

6.6.          Entire Agreement. This Agreement, and the documents and agreements referred to herein, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

6.7.          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

6.8.          Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. In any proceeding for specific performance, the parties will waive the defense of adequacy of a remedy at law, and the parties waive any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 6.8.

6.9.          Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.10.         Mutual Drafting. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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6.11.         Further Assurances. The parties will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to perform their respective obligations under this Agreement.

6.12.         Public Announcements. The initial press release concerning this Agreement shall be a press release in the form agreed by the parties hereto and thereafter the parties hereto shall consult with each other (and obtain the other party’s consent) before any party (or its affiliates) issues any press release or otherwise makes any public statements with respect to the transactions contemplated by this Agreement, except (a) as may be required by any applicable law, regulation or rule of any governmental authority, stock exchange or self-regulatory organization to which a party is subject if the party issuing such press release or other public statement has, to the extent practicable, provided the other parties with a reasonable opportunity to review and comment or (b) any press release or other public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a party in accordance with this Agreement, in each case under this clause (b) to the extent such disclosure is still accurate.

6.13.         RCAP NPA and Series D-1 Shares Agreement.  The Company shall not agree to amend or modify any provision of the RCAP NPA, or the Series D-1 Shares Agreement, dated as of November 8, 2015, between AR Capital, LLC, a Delaware limited liability company, and the Company, without the prior written consent of Luxor Capital Partners, LP.  Any such amendment or modification without such consent shall be null and void.

[Signature Page Follows]

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The parties are executing this Agreement on the date set forth in the introductory clause.

RCS Capital Corporation

By:	/s/ Brian D. Jones
	Name:	Brian D. Jones
	Title:	Chief Financial Officer

LUXOR CAPITAL PARTNERS, LP

By:	/s/Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel
Luxor Capital Group, LP, Investment Manger

LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP

By:	/s/Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel
Luxor Capital Group, LP, Investment Manger

LUXOR WAVEFRONT, LP

By:	/s/Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel
Luxor Capital Group, LP, Investment Manger

THEBES OFFSHORE MASTER FUND, LP

By:	/s/Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel
Luxor Capital Group, LP, Investment Manger

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ANNEX A

NOTEHOLDERS

Noteholder	Principal Amount

Luxor Capital Partners, LP	$6,080,000
Luxor Capital Partners Offshore Master Fund, LP	$7,128,000
Luxor Wavefront, LP	$1,477,000
Thebes Offshore Master Fund, LP	$315,000

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EXHIBIT A

FORM OF LUXOR NOTE

[See attached]

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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED PURSUANT TO THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SENIOR UNSECURED PROMISSORY NOTE

New York, NY
$[ ]	November [ ], 2015

RCS CAPITAL CORPORATION

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, RCS Capital Corporation, a Delaware corporation (the “Issuer”), hereby promises to pay to the order of [   ] (the “Initial Holder”), or its registered assigns the aggregate principal amount of [   ] Dollars ($[   ]), together with any accrued interest added to the principal pursuant to Section 4, to be paid in such amounts and on each payment date as set forth herein, in each case together with all accrued and unpaid interest thereon as provided herein. The indebtedness evidenced by this Note (as defined below) shall constitute senior unsecured indebtedness of the Issuer.

Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means 12% per annum.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. § 101 et seq., as now or hereafter in effect or any successor thereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to close.

“Credit Agreements” means (i) the First Lien Credit Agreement, dated as of April 29, 2014 (as amended by Amendment No.1 dated as of June 30, 2015 and Amendment No. 2 dated as of November 8, 2015), among the Issuer, RCAP Holdings, LLC, RCS Capital Management, LLC, the guarantors, the lenders and other parties thereto from time to time and Barclays Bank PLC, as Administrative Agent and Collateral Agent and (ii) the Second Lien Credit Agreement, dated as of April 29, 2014 (as amended by Amendment No.1 dated as of June 30, 2015 and Amendment No. 2 dated as of November 8, 2015), among the Issuer, RCAP Holdings, LLC, RCS Capital Management, LLC, the guarantors, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent and Collateral Agent.

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“Credit Facilities” means one or more debt facilities or agreements (including, without limitation, the Credit Agreements and the indenture governing the Convertible Senior Notes) or commercial paper facilities or indentures, in each case with banks or other institutional lenders providing for, or acting as initial purchasers of, revolving credit loans, term loans, notes, debentures, securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether after or upon termination or otherwise), restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors and including by means of sales of debt securities to institutional investors) in whole or in part from time to time and including increasing the amount of available borrowings thereunder.

“Default” means any of the events specified in Section 6 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 6, would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the Applicable Rate plus 1.0%.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Event of Default” has the meaning set forth in Section 6.

“Exchange Transaction” has the meaning set forth in Section 3.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Holder” means the Initial Holder and each subsequent holder of the Note registered in the Note Register.

“Initial Holder” has the meaning set forth in the introductory paragraph.

“Interest Payment Date” means February 1, May 1, August 1 and November 1 of each year beginning on February 1, 2016; provided that if any such day is not a Business Day, then the applicable Interest Payment Date shall be the immediately preceding Business Day.

“Issuer” has the meaning set forth in the introductory paragraph.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretation thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Maturity Date” means the earlier of (a) November 1, 2021 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

“New Financing” has the meaning set forth in Section 3.

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“Note” means this senior unsecured promissory note issued by the Issuer in an aggregate principal amount of [   ] ($[   ]).

“Note Register” has the meaning set forth in Section 5.1(a).

“Notice of New Financing” has the meaning set forth in Section 3.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“PIK Note” has the meaning set forth in Section 4.7.

“Record Date” means, with respect to any Interest Payment Date, the date that is fifteen days earlier (whether or not such day is a Business Day) of the applicable Interest Payment Date.

“Securities Act” has the meaning set forth in the legend.

“Senior Lender Approvals” has the meaning set forth in Section 3.

“Specified Subsidiary” shall mean any Subsidiary that guarantees loans under the Credit Agreements or any subsequent refinancing thereof.

“Stock” shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Stockholder Approval” has the meaning set forth in Section 3.

“Subordinated Debt and Preferred Equity Approvals” has the meaning set forth in Section 3.

“Subsidiary” shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

“Taxes” has the meaning set forth in Section 9(a).

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Issuance; Payment Date; Ranking.

Issuance of this Note. This Note is a general obligation of the Issuer.

Payment Date. On the Maturity Date, the Issuer shall pay to the Holder the principal amount of this Note, together with all accrued and unpaid interest thereon and all other amounts payable under this Note, to the extent not paid prior thereto.

Ranking. This Note is a senior unsecured indebtedness of the Issuer. The payment obligations with respect to this Note shall rank pari passu in priority of payment to the Issuer’s payment obligations under the 5.00% Convertible Senior Notes due 2021 (the “Convertible Senior Notes”).

Right to Exchange this Note. In the event, on or prior to the Maturity Date, the Issuer raises capital through an issuance of any securities junior to the Credit Agreements (in a single transaction or a series of related transactions) from a third party resulting in net proceeds to the Issuer or its Subsidiaries of at least $175,000,000 (the “New Financing”), the Issuer shall promptly inform the Holder of the New Financing by written notice (the “Notice of New Financing”), which shall include a copy of the definitive documents or a summary of the principal economic terms thereof. The Issuer may elect to provide the Notice of New Financing after an agreement in principle has been reached regarding the provision of the New Financing. The Holder shall have the right, exercisable by irrevocable written notice to the Issuer within a period of five (5) Business Days after receipt of the Notice of New Financing to exchange (an “Exchange Transaction”) this Note, in whole, but not in part, valued at the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, as of the date of the consummation of the Exchange Transaction, for one or more securities having, in the aggregate, terms (including economic terms) which are substantially equivalent to the terms contained in the securities issued in the New Financing. The consummation of an Exchange Transaction shall be subject to (i) any required approvals of the senior lenders under the Credit Agreements (“Senior Lender Approvals”); (ii) any required approvals of the subordinated debt and preferred equity holders of the Issuer (“Subordinated Debt and Preferred Equity Approvals”); (iii) any required approvals of the common stockholders of the Issuer in accordance with the rules of the New York Stock Exchange (the “Stockholder Approval”); and (iv) any required regulatory approvals. The Issuer shall use commercially reasonable efforts to obtain any Senior Lender Approvals, Subordinated Debt and Preferred Equity Approvals and regulatory approvals that are required to consummate the Exchange Transaction. If the Stockholders Approval is required, the Issuer shall include, in the next proxy statement for a meeting of the Issuer’s stockholders otherwise filed by the Issuer with the Securities and Exchange Commission after the Holder’s election for an Exchange Transaction, an item on the ballot for approval of the stockholders of a proposal to approve the Exchange Transaction. The Exchange Transaction may be consummated, at the Issuer’s election, either concurrently with or as soon as practicable after the New Financing or by definitive agreement subject to the consummation of the New Financing and to the receipt of any such required approvals. Upon the consummation of the Exchange Transaction, this Note shall be deemed satisfied and discharged in full.

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Interest.

Interest. Except as otherwise provided herein, this Note shall bear interest at the Applicable Rate from the date hereof until the Maturity Date.

Interest Payment Dates; PIK Interest. Interest shall be payable quarterly in arrears on each Interest Payment Date to the Person who is the registered Holder of this Note at the close of business on the Record Date immediately preceding the applicable Interest Payment Date. Notwithstanding the foregoing, on any Interest Payment Date, at the option of the Issuer, interest may be payable in kind, by increasing the principal amount of this Note by the amount of such Interest.

Default Interest. During the continuance of an Event of Default, the Issuer shall pay to the Holder interest at the Default Rate on the outstanding principal amount of this Note and on any other amount payable by the Issuer hereunder (including accrued but unpaid interest to the extent permitted under applicable Law). Interest payable at the Default Rate shall be payable upon demand and in kind, by increasing the principal amount of this Note by the amount of such Interest.

Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days (or 366 days in the case of a leap year), and the actual number of days elapsed (including the first day but excluding the last day).

Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on this Note shall exceed the maximum rate of interest permitted to be charged under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

Legal Holidays. In any case where any Interest Payment Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

PIK Note. At the Holder’s request, the Issuer shall deliver one or more additional promissory notes (each, a “PIK Note”) having an aggregate principal amount equal to the accrued but unpaid interest on this Note and shall otherwise be in form and substance substantially identical to this Note, including with respect to the interest rate.  Interest on each PIK Note shall accrue from the Interest Payment Date in respect of which such additional PIK Note was issued until repayment of the principal and payment of all accrued interest in full.  In the event a PIK Note is not requested by the Holder and/or delivered by the Issuer in accordance herewith, interest shall accrue on this Note such that the aggregate interest due and payable on the Maturity Date and on each Interest Payment Date would be the same as if all PIK Notes not issued had been issued, and the principal payable on the Maturity Date with respect to this Note shall be an amount equal to the sum of the principal outstanding hereunder and the aggregate principal which would be outstanding if the PIK Notes not issued had been issued.

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Note Register; Payment Mechanics.

Note Register.

The Issuer shall cause to be kept at its principal office a register for the registration and transfer of this Note (the “Note Register”). The name and address of the Holder of this Note, any transfer of this Note, and the name and address of the transferee of this Note shall be registered in the Note Register.

The Person in whose name this Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Note, and the Issuer shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 5.1. Payment of or on account of the principal, and interest on this Note shall be made to or upon the written order of such registered holder.

The Person in whose name this Note is registered on the Note Register at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Issuer maintained by the Issuer for such purposes.

Direct Payment.

On the Maturity Date, the Issuer will pay or cause to be paid all amounts payable with respect to this Note (without any presentment of this Note and without any notation of such payment being made thereon) by crediting (before 1:00 p.m., New York time), by intra-bank or Federal funds bank wire transfer in same day funds in U.S. Dollars to the Holder’s account in any bank in the United States as may be designated and specified in writing by the Holder at least two Business Days prior thereto.

Notwithstanding anything to the contrary contained in this Note, if the Maturity Date is not a Business Day, then the Issuer shall pay such amount on the next succeeding Business Day, and interest shall accrue on such amount until the date on which such amount is paid and payment of such accrued interest shall be made concurrently with the payment of such amount; provided that the Issuer may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest shall accrue on such amount.

Lost, etc. Notes. If a mutilated Note is surrendered to the Issuer or if the Holder of this Note claims and submits an affidavit or other evidence, reasonably satisfactory to the Issuer to the effect that this Note has been lost, destroyed or wrongfully taken, the Issuer shall issue a replacement Note if the customary requirements relating to replacement securities are reasonably satisfied. If required by the Issuer, the Holder must provide an indemnity bond, or other form of indemnity, sufficient in the reasonable judgment of the Issuer to protect the Issuer from any loss which it may suffer if a Note is replaced.

Replacement Notes. All Notes issued by the Issuer shall be in form and substance identical to this Note other than the principal amount and the Holder thereof.

Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

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default in any payment of interest on this Note when due and payable, and the default continues for a period of thirty (30) days;

default in the payment of principal of this Note when due and payable on the Maturity Date, upon declaration of acceleration or otherwise;

any representation or warranty made in this Note shall prove to have been untrue in any material respect when so made and which breach materially adversely affects the ability of the Issuer to perform its obligations under this Note;

failure by the Issuer for 60 days after written notice from the Holder has been received by the Issuer to comply with any of its other covenants or agreements contained in this Note;

default by the Issuer or any Specified Subsidiary (i) under the Credit Facilities or (ii) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of Twenty Eight Million Seven Hundred and Fifty Thousand Dollars ($28,750,000) (or its foreign currency equivalent) in the aggregate of the Issuer and/or any such Specified Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default, in each case under the foregoing clauses (i) and (ii), (A) results in such indebtedness becoming or being declared due and payable or (B) constitutes a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

a final judgment for payment of Twenty Eight Million Seven Hundred and Fifty Thousand Dollars ($28,750,000) (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against the Issuer or any Specified Subsidiary, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have extinguished;

the Issuer or any Specified Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to the Issuer or any such Specified Subsidiary or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any such Specified Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

an involuntary case or other proceeding shall be commenced against the Issuer or any Specified Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer or such Specified Subsidiary or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or such Specified Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

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Remedies.

Acceleration of Note. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6) occurs and is continuing, the Holder, by notice to the Issuer, may declare the unpaid principal of and any accrued interest on this Note to be due and payable, and immediately upon such declaration, the principal and interest shall be due and payable. If an Event of Default specified in clause (g) or (h) of Section 6 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder.

Other Remedies.

If an Event of Default occurs and is continuing, the Holder may pursue any rights and remedies available under this Note and applicable law to collect the payment of principal or interest on this Note or to enforce the performance of any provision of this Note.

A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Taxes. The Issuer shall make all payments, whether on account of principal, interest or otherwise, free of and without deduction or withholding for any present or future taxes, duties or other charges (“Taxes”), unless otherwise required by Law.

Miscellaneous.

Notices.

All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing:

If to the Issuer:

RCS Capital Corporation
405 Park Ave, 14th floor
New York, NY 10022
Attention: General Counsel
Facsimile: 646-861-7743
E-mail: JTanaka@rcscapital.com

With copy (which shall not constitute notice) to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

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Attn: Martin Nussbaum
Telephone: 212-698-3596
Facsimile: 212-698-0496
E-mail: Martin.Nussbaum@dechert.com

If to the Holder which acquired this Note from the Issuer on the date hereof at the address or facsimile number set forth on Exhibit A hereto or, in the case of another Holder, at the address or facsimile number provided by such Holder to the Issuer.

With copies (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attn: Gregory Horowitz

Facsimile: 212-715-8000

E-mail: ghorowitz@kramerlevin.com

Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day) and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

Successors and Assigns. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Holder may assign this Note in whole (but not in part); provided, that the Holder shall provide the Issuer prior notice at least three Business Days before assigning this Note.

GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUCTED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. THE ISSUER AND THE HOLDER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND IRREVOCABLY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER AND THE HOLDER IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY SUCH CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.

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Waiver of Jury Trial. EACH OF THE ISSUER AND THE HOLDER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

Independence of Covenants. All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Note Solely A Corporate Obligation. No recourse for the payment of the principal of or accrued and unpaid interest on this Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer under this Note shall be had against any stockholder, employee, agent, officer, member of the Board of Directors or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation whether by virtue of any constitution, statue or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the issue of this Note.

Revival and Reinstatement of Obligations. If the Holder repays, refunds, restores, or returns in whole or in part, any payment or property previously paid or transferred to the Holder in full or partial satisfaction of any obligation evidenced by this Note, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any Law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because the Holder elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that the Holder elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of the Holder related thereto, the liability of the Issuer with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist.

Waiver of Notice. The Issuer hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

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Amendments and Waivers.

Written Agreement. Neither this Note nor any provision hereof, may be amended, waived or modified (including pursuant to any side letter or other arrangement or agreement that changes, expands or otherwise modifies the rights or obligations of the Issuer and/or Holder) except pursuant to an agreement in writing entered into between the Issuer and the Holder and with the prior written consent of RCAP Holdings, LLC.

Notation on or Exchange of Notes. If an amendment or waiver changes the terms of this Note, the Issuer may require the Holder to deliver this Note to the Issuer so that it may place an appropriate notation on this Note about the changed terms and return it to the Holder.

Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Holder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Electronic Execution. The words “execution”, “signed”, “signature”, and words of similar import in this Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable Law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), or any other similar state Laws based on the Uniform Electronic Transactions Act.

Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

Expenses. The Issuer agrees to pay all reasonable out-of-pocket expenses incurred by the Holder in connection with the administration of this Note or in connection with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Holder in connection with the enforcement or protection of its rights under this Note, including in connection with the New Financing, the Exchange Transaction or any other refinancing or restructuring of the credit arrangements provided under this Note in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings, including the reasonable fees, charges and disbursements of one New York counsel (and counsel in each other relevant local jurisdiction) for the Holder. The agreements in this Section 9.14 shall survive repayment of all of the indebtedness evidenced by this Note. All amounts due under this Section 9.14 shall be paid promptly following receipt by the Issuer of an invoice relating thereto setting forth such expenses in reasonable detail.

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Effectiveness of Note. This Note shall become effective at and as of the date hereof.

No Set-off, etc. The Issuer hereby waives, for the benefit of the Holder, any rights to set-offs, recoupments and counterclaims.

Representations and Warranties. The Issuer hereby represents and warrants as of the date hereof as follows:

Organization and Qualification. The Issuer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

Power and Authority. The Issuer is duly authorized to execute, deliver and perform its obligations under this Note. The execution, delivery and performance of this Note have been duly authorized by all necessary action, and do not (i) require any consent or approval of any equity holders of the Issuer or any Governmental Authority, other than those already obtained; (ii) contravene the organizational documents of the Issuer; or (iii) violate or cause a default under any material applicable Law or material contract to which the Company is a party or by which the Company or any of its properties is bound; and

Enforceability. This Note is a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally,

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

RCS CAPITAL CORPORATION

By:
Name:
Title:

EXHIBIT A

Address and Facsimile Number for Notice:

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